EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. §1350 (as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002), we,  the undersigned Chief Executive Officer and Chief Financial Officer of Peoples Educational Holdings, Inc. (the “Company”), hereby certify that the Annual Report on Form 10-K of the Company for the year ended May 31, 2010, as amended by Amendment No. 1 thereto, (the “Report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:  September 17, 2010

/s/ Brian T. Beckwith
Brian T. Beckwith,
President and Chief Executive Officer

/s/ Michael L. DeMarco
Michael L. DeMarco,
Executive Vice President and Chief Financial Officer